Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - July 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008
Yield	17.94%	17.94%	17.94%	17.94%	17.94%	17.94%
Less: Coupon	5.53%	5.51%	5.50%	5.48%	5.63%	5.47%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.05%	4.05%	4.05%	4.05%	4.05%	4.05%
Excess Spread:
July-07	6.86%	6.88%	6.89%	6.91%	6.76%	6.92%
June-07	6.18%	6.21%	6.22%	6.24%	6.09%	6.24%
May-07	6.49%	6.52%	6.53%	6.55%	6.40%	6.55%
Three Month Average Excess Spread	6.51%	6.54%	6.55%	6.57%	6.42%	6.57%

Delinquency:
30 to 59 Days	0.93%	0.93%	0.93%	0.93%	0.93%	0.93%
60 to 89 Days	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%
90+ Days	1.41%	1.41%	1.41%	1.41%	1.41%	1.41%
Total	2.99%	2.99%	2.99%	2.99%	2.99%	2.99%

Principal Payment Rate	18.99%	18.99%	18.99%	18.99%	18.99%	18.99%

Series Deal Size Expected Maturity	2003-6 $2,000MM 11/15/2008
Yield	17.94%
Less: Coupon	5.46%
Servicing Fee	1.50%
Net Credit Losses	4.05%
Excess Spread:
July-07	6.93%
June-07	6.26%
May-07	6.57%
Three Month Average Excess Spread	6.59%

Delinquency:
30 to 59 Days	0.93%
60 to 89 Days	0.65%
90+ Days	1.41%
Total	2.99%

Principal Payment Rate	18.99%